Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Quartet Holdco Ltd of our report dated April 18 2014 relating to the financial statements of Nordic Bulk Holding ApS, which appears in such Registration Statement.

PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark
May 12, 2014

PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, CVR-nr. 33 77 12 31

Strandvejen 44, 2900 Hellerup

T: 3945 3945, F: 3945 3987, www.pwc.dk